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                                                                       EXHIBIT 1

                                     Page 45

For Period Ending:  06/30/97

File Number 811-19

This report is signed on behalf of the registrant (or depositor or trustee) in the City of Boston and State of Massachusetts on the 27th day of August, 1997.

                                            CENTURY SHARES TRUST
                                            -----------------------------
                                            (Name of registrant, depositor
                                             or trustee)

                                        BY: /s/ ALLAN W. FULKERSON
                                            -----------------------------
                                                Allan W. Fulkerson,
                                                Chairman and Managing Trustee

Witness:       /s/ RICHARD F. COOK, JR.
               -----------------------------
               Richard F. Cook, Jr.
               Secretary